UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2008

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip

Registrant’s telephone   number, including  area  code:  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement

ALIC Reinsurance Company (“ALIC Re”), a wholly-owned subsidiary of the Registrant, entered into an intercompany Investment Management Agreement effective July 1, 2005, with Allstate Investments, LLC for its trust assets, whereby Allstate Investments, LLC provided investment management services and advice.  This agreement has a five year term ending in July 2010.  On December 18, 2008, ALIC Re and Allstate Investments, LLC entered into a new intercompany Investment Management Agreement effective as of March 31, 2008.  This agreement is virtually identical to the existing agreement except that it does not have a fixed termination date, but shall remain in effect for one year and shall be automatically renewed for subsequent one-year terms unless sooner terminated by either party on six months’ written notice.  A copy of the agreement is attached hereto as Exhibit 10.1.

The Registrant is a wholly-owned subsidiary of Allstate Insurance Company, a wholly-owned subsidiary of The Allstate Corporation.  Allstate Investments, LLC is a wholly-owned subsidiary of Allstate Non-Insurance Holdings, Inc., a wholly-owned subsidiary of The Allstate Corporation.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company effective as of March 31, 2008

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Susan L. Lees
	Name:	Susan L. Lees
	Title:	Senior Vice President, General Counsel and Secretary

Date:   December 22, 2008